                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report:  December 29, 1999

                                 SPIGADORO, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State of other jurisdiction of incorporation)

         0-22101                                          13-3920210
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

            70 East 55th Street, 24th Floor, New York, New York 10022
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

          Registrant's telephone no. including area code: 212-754-4271
                                                         --------------

          ----------------------------------------------   ----------
          (Former Address, if changed since Last Report)   (Zip Code)

ITEM 1 AND ITEM 2. CHANGE IN CONTROL OF REGISTRANT AND ACQUISITION OR DISPOSITION OF ASSETS

         On December 29, 1999, under a Stock Purchase Agreement dated as of November 3, 1999 (the "Stock Purchase Agreement"), Spigadoro, Inc. f/k/a IAT Multimedia, Inc. (the "Company") acquired all of the outstanding shares of common stock of Petrini S.p.A. ("Petrini") from Gruppo Spigadoro, N.V. ("Gruppo Spigadoro"). Petrini produces and sells animal feed and pasta and flour products throughout Italy, the United States, Europe and Southeast Asia. As a result of the transaction, the Company changed its name from IAT Multimedia, Inc. to Spigadoro, Inc. In consideration for the Petrini shares, the Company (i) issued an aggregate of 48,366,530 shares of its Common Stock, par value $.01 per share (the "Common Stock"), of which 12,241,400 shares were issued at Gruppo Spigadoro's request, to Carlo Petrini to satisfy part of Gruppo Spigadoro's obligation to Mr. Petrini, and (ii) assumed approximately $20 million of short term indebtedness of Gruppo Spigadoro. In assuming such debt, the Company issued:

o a convertible promissory note to Gruppo Spigadoro in the principal amount of approximately $6.3 million, which note accrues interest at a rate of 5% per annum and matures upon the earlier of (i) the completion of a public offering by the Company in which the Company realizes at least $20 million of net proceeds or (ii) December 31, 2000. The note is convertible at any time at the Company's option into shares of Common Stock at a conversion price equal to the greater of $2.50 or 85% of the average closing price of the Common Stock for the five trading days prior to the notice of conversion. The Company repaid $1 million of the principal amount of such note in December 1999;

o a non-interest bearing promissory note to Mr. Petrini in the principal amount of $1.0 million, which note matures on March 31, 2000;

o a non-interest bearing promissory note to Mr. Petrini in the principal amount of 12,050,000,000 Lire or approximately $6.4 million, which note matures on June 30, 2000. The note will be repaid in Lire, but the maximum amount payable under the note will not exceed the U.S. Dollar equivalent of $7.0 million; and

o a non-interest bearing convertible promissory note to Mr. Petrini in the principal amount of approximately $6.2 million, which note matures on December 31, 2000. The note is convertible at any time at Mr. Petrini's option into shares of Common Stock at a conversion price equal to the greater of $2.50 or 85% of the average closing price of the Common Stock for the five trading days prior to the notice of conversion.

         Repayment of the $6.4 million and $6.2 million promissory notes by the Company has been guaranteed by Gruppo Spigadoro and has been secured by 6,120,700 shares of Common Stock owned by Gruppo Spigadoro which have been placed in escrow for the benefit of Mr. Petrini. If any of the these shares of Common Stock are sold to satisfy the Company's obligations under these two promissory notes, the Company will be required to compensate Gruppo Spigadoro for the loss of such shares by issuing an equal number of shares of Common Stock to Gruppo Spigadoro.

         Under the terms of the Stock Purchase Agreement, the Company agreed that for so long as Gruppo Spigadoro (or its current shareholders), their respective affiliates and Carlo Petrini collectively hold at least:

o 50% of the outstanding shares of Common Stock, Gruppo Spigadoro or its assignees will have the right to nominate 50% of the members for election to the Company's Board of Directors;

o 25% of the outstanding shares of Common Stock, Gruppo Spigadoro or its assignees will have the right to nominate 25% of the members for election to the Company's Board of Directors;

o 10% of the outstanding shares of Common Stock, Gruppo Spigadoro or its assignees will have the right to nominate a single member for election to the Company's Board of Directors.

         As a result of the Petrini transaction, as of January 10, 2000, Gruppo Spigadoro and Mr. Petrini beneficially owned approximately 59.3% and 20.1%, respectively, of the outstanding Common Stock. Jacob Agam, the Company's Chairman of the Board and Chief Executive Officer, is also Chairman of the Board of Gruppo Spigadoro, Vertical Financial Holdings ("Vertical") and certain affiliates of Vertical. Prior to the Petrini transaction, Vertical was the largest beneficial owner of the Company's Common Stock. Entities affiliated with Vertical Holdings have economic ownership of approximately 75% of the outstanding common stock of Gruppo Spigadoro and have the power to vote approximately 90% of the outstanding common stock of Gruppo Spigadoro and, as a result, Vertical and entities affiliated with Vertical have the ability to vote or direct the vote of approximately 54.9% of the Company's outstanding Common Stock as of January 10, 2000.

         Effective upon the closing of the Petrini transaction, the Company added two new members to its Board of Directors, Mr. Petrini and Lucio De Luca, both of whom are members of Petrini's management. In addition, Mr. De Luca was appointed as the Chief Operating Officer of the Company, effective January 1, 2000.

         The Company also entered into an Amended and Restated Employment Agreement dated January 1, 2000 with Mr. Agam pursuant to which Mr. Agam will serve as the Chief Executive Officer of the Company for an initial term of three years with an annual base salary of $300,000, plus a bonus to be approved by the Board of Directors. Under the agreement, Mr. Agam will be entitled to receive a severance payment if his employment agreement is terminated without cause or for constructive discharge equal to his base salary for the lesser of (i) the remainder of the existing term of Mr. Agam's employment and (ii) one year from the effective date of termination.

         In addition, the Company entered into an Employment Agreement dated January 1, 2000 with Mr. De Luca pursuant to which Mr. De Luca will serve as the Chief Operating Officer of the Company for an initial term of three years with an annual base salary of $55,000, housing expenses of up to $20,000 per year and a bonus to be approved by the Board of Directors. Mr. De Luca also received a one-time signing bonus of $75,000 and an initial grant of options to purchase 250,000 shares of Common Stock, which options vest over a period of three years. Under the agreement, Mr. De Luca will be entitled to receive a severance payment if his employment agreement is terminated without cause or for constructive discharge equal to his base salary for the lesser of (i) the remainder of the existing term of Mr. De Luca's employment and (ii) two years from the effective date of termination. Mr. De Luca is also compensated by Petrini for services rendered as the Chief Operating Officer of Petrini.

         Each of the employment agreements provides for termination of the executive's employment by the Company prior to the expiration of its term in the event of the executive's death or disability or for cause. Each of the executives has also agreed not to compete with the Company, solicit any of the Company's customers or employees or disclose any confidential information or trade secrets during the term of their employment agreement and for certain periods of time following the termination of such employment agreement.

         The Company intends to sell its computer business and has commenced discussions relating to the sale of its computer business. However, no agreement has been reached with any party regarding the terms of a potential transaction and the Company cannot assure that it will be able to sell its computer business on terms favorable to it or at all.

         Statements in this report that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Such statements, including those regarding among other things, the Company's strategy and future prospects, are dependent on any number of factors, including market conditions, competition and the availability of financing, many of which are outside of the Company's control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company's Securities and Exchange Commission filings under "Risk Factors", including the following: we are operating a new business; if we do not successfully sell our computer business, the combined company may be adversely affected; Vertical Financial Holdings and its affiliates have the power to control Spigadoro; our strategy of acquiring other companies for growth may not succeed and may adversely affect our financial condition and results of operations; we are subject to numerous risks related to foreign operations; and other risks.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)  Financial Statements of the Business Acquired

              PETRINI S.p.A.

              Consolidated Balance Sheets Unaudited as of
                September 30, 1999 and 1998 ................................ F-2

              Consolidated Income Statements Unaudited for the Nine
                Months Ended September 30, 1999 and 1998 ................... F-4

              Consolidated Statements of Cash Flows Unaudited
                for the Nine Months Ended September 30, 1999 and 1998 ...... F-5

              Consolidated Statements of Shareholder's Equity Unaudited
                for the Nine Months ended September 30, 1999 and 1998 ...... F-6

              Notes to the Unaudited Consolidated Interim Financial
                Statements as of September 30, 1999 and 1998 ............... F-7

              Report of Independent Auditors ...............................F-11

              Balance Sheets as of December 31, 1998 and 1997 ..............F-12

              Statements of Income for the Years Ended December 31,
                1998, 1997 and 1996 ........................................F-14

              Statements of Cash Flows for the Years Ended December 31,
                1998, 1997 and 1996 ........................................F-15

              Statement of Shareholders' Equity for the Years Ended
                December 31, 1998, 1997 and 1996 ...........................F-16

              Notes to Financial Statements December 31, 1998, 1997
                and 1996 ...................................................F-17

         (b)  Pro Forma Financial Information

              SPIGADORO, INC. AND SUBSIDIARIES

              Pro Forma Financial Information ..............................F-29

              Unaudited Pro Forma Condensed Consolidated Balance Sheet
                September 30, 1999 .........................................F-30

              Unaudited Pro Forma Condensed Consolidated Statement of
                Operations for the Nine Months Ended September 30, 1999 ....F-31

              Unaudited Pro Forma Condensed Consolidated Statement of
                Operations Year Ended December 31, 1998 ....................F-32

              Notes to Unaudited Pro Forma Condensed Consolidated
                Financial Statements .......................................F-33

         (c)  Exhibits

              2.1 Stock Purchase Agreement dated as of November 3, 1999 by and between the Company and Gruppo Spigadoro, N.V.*

              3.1(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.

              10.72 Employment Agreement dated January 1, 2000 by and between the Company and Lucio De Luca.

              10.73 Amended and Restated Employment Agreement dated January 1, 2000 by and between the Company and Jacob Agam.

              10.74 Promissory Note issued to Gruppo Spigadoro, N.V. in the principal amount of $6,337,000.

              10.75 Promissory Note issued to Carlo Petrini in the principal amount of $1,000,000.

              10.76 Promissory Note issued to Carlo Petrini in the principal amount of ITL 12,050,000,000.

              10.77 Promissory Note issued to Carlo Petrini in the principal amount of $6,150,000.

              23.1 Consent of Reconta Ernst & Young

---------------
* Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPIGADORO, INC.

                                       By: /s/ Klaus Grissemann
                                          -------------------------------
                                          Klaus Grissemann
                                          Chief Financial Officer

Date:  January 12, 2000

              Consolidated Financial Statements of Petrini S.p.A.

                         PETRINI S.P.A. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                   UNAUDITED

                       AS OF SEPTEMBER 30, 1999 AND 1998

                                    ASSETS

                                                                         1999            1999           1998
                                                                   ---------------   ------------   ------------
                                                                      (THOUSANDS         (MILLIONS OF LIRE)
                                                                    OF DOLLARS)(1)
CURRENT ASSETS
Cash ...........................................................      $     110             208          2,348
Accounts receivable trade, net of allowance for doubtful
 accounts of Lire 3,533 millions in 1999 and Lire 3,316 millions
 in 1998 .......................................................         35,909          67,761         71,928
Taxes receivable, principally V.A.T. ...........................          7,207          13,600         12,482
Deferred income taxes ..........................................            532           1,003            996
Inventory (Note 2) .............................................         12,495          23,579         22,567
Cash to be transferred to factor (Note 3) ......................          4,422           8,344             --
Other current assets ...........................................          1,212           2,287          2,927
                                                                      ---------          ------         ------
Total current assets ...........................................         61,887         116,782        113,248
PROPERTY, PLANT AND EQUIPMENT
Land and buildings .............................................         22,911          43,234         43,045
Machinery, equipment and other .................................         48,040          90,651         90,476
                                                                      ---------         -------        -------
                                                                         70,951         133,885        133,521
                                                                      ---------         -------        -------
Accumulated depreciation .......................................        (44,826)        (84,587)       (81,745)
                                                                      ---------         -------        -------
Property, plant and equipment, net .............................         26,125          49,298         51,776
INTANGIBLE ASSETS, at amortized cost ...........................          4,253           8,026          8,542
DEFERRED INCOME TAXES ..........................................          3,095           5,841          6,020
OTHER ASSETS ...................................................          2,652           5,005          4,206
                                                                      ---------         -------        -------
TOTAL ASSETS ...................................................      $  98,012         184,952        183,792
                                                                      =========         =======        =======

----------
(1)   Exchange rate: Lire 1,887 = U.S.$1 as of November 23, 1999












                             See accompanying notes

                         PETRINI S.P.A. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                   UNAUDITED
                       AS OF SEPTEMBER 30, 1999 AND 1998

                     LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                 1999            1999           1998
                                                           ---------------   ------------   ------------
                                                              (THOUSANDS         (MILLIONS OF LIRE)
                                                            OF DOLLARS)(1)
CURRENT LIABILITIES
Short-term borrowings ..................................      $  21,945          41,410         52,100
Current portion of long-term debt ......................          2,473           4,666          4,333
Liability to factor (Note 3) ...........................          4,422           8,344             --
Accounts payable trade .................................         17,545          33,111         31,637
Income taxes payable ...................................          1,377           2,598          2,283
Accrued payroll and social contributions ...............          2,873           5,422          6,623
Other current liabilities ..............................          1,369           2,585          3,067
                                                              ---------          ------         ------
 Total current liabilities .............................         52,004          98,136        100,043
LONG-TERM DEBT, less current portion ...................          7,355          13,878         12,920
EMPLOYEES AND AGENTS
 TERMINATION INDEMNITIES ...............................          8,333          15,724         16,336
DEFERRED INCOME, unearned portion of
 Government grants .....................................          1,199           2,263          2,448
SOCIAL CONTRIBUTIONS AND INCOME
 TAXES PAYABLE, less current portion ...................          2,510           4,736          4,095
SHAREHOLDERS' EQUITY
 Share capital 40.7 million ordinary shares,
   authorized, issued and outstanding, par value
   Lire one thousand per share .........................         21,569          40,700         40,700
 Additional paid-in capital ............................          2,781           5,248          5,248
 Less step-up applicable to predecessor owners .........        (11,751)        (22,175)       (22,175)
                                                              ---------         -------        -------
                                                                 12,599          23,773         23,773
Accumulated other comprehensive income .................             30              57             --
Retained earnings ......................................         13,982          26,385         24,177
                                                              ---------         -------        -------
 Total shareholders' equity ............................         26,611          50,215         47,950
                                                              ---------         -------        -------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY ................................................      $  98,012         184,952        183,792
                                                              =========         =======        =======

----------
(1)   Exchange rate: Lire 1,887 = U.S.$1 as of November 23, 1999







                             See accompanying notes

                         PETRINI S.P.A. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                   UNAUDITED

         FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998


                                                        1999                   1999                1998
                                                --------------------   -------------------   ----------------
                                                     (THOUSANDS                  (MILLIONS OF LIRE)
                                                   OF DOLLARS)(1)
NET SALES ...................................       $     103,224              194,783              200,356
COST OF SALES ...............................              74,214              140,042              148,964
                                                    -------------              -------              -------
GROSS PROFIT ................................              29,010               54,741               51,392
OPERATING COSTS AND EXPENSES
Selling expenses ............................              19,332               36,480               36,579
General and administrative expenses .........               5,768               10,884                8,658
                                                    -------------              -------              -------
                                                           25,100               47,364               45,237
                                                    -------------              -------              -------
INCOME FROM OPERATIONS ......................               3,910                7,377                6,155
OTHER (INCOME) EXPENSES
 Net interest expense .......................                 861                1,625                3,265
 Other expenses, net ........................                 271                  511                   17
                                                    -------------              -------              -------
                                                            1,132                2,136                3,282
                                                    -------------              -------              -------
INCOME BEFORE INCOME TAXES ..................               2,778                5,241                2,873
INCOME TAXES (Note 8) .......................               1,961                3,700                2,711
                                                    -------------              -------              -------
NET INCOME ..................................       $         817                1,541                  162
                                                    =============              =======              =======
EARNINGS PER SHARE ..........................           U.S.$0.02              Lire 38               Lire 4
                                                    =============              =========           ========
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING .........................        40.7 Million         40.7 Million         40.7 Million
                                                    =============          ===========         ============

----------
(1)   Exchange rate: Lire 1,887 = U.S.$1 as of November 23, 1999















                             See accompanying notes

                         PETRINI S.P.A. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   UNAUDITED

         FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                           1999            1999          1998
                                                                     ---------------   -----------   -----------
                                                                        (THOUSANDS        (MILLIONS OF LIRE)
                                                                      OF DOLLARS)(1)
CASH FLOWS FROM OPERATING ACTIVITIES
 NET INCOME ......................................................      $    817           1,541           162
Adjustments to reconcile net income to net cash provided by
 operating activities:
 Depreciation ....................................................         1,607           3,032         3,231
 Amortization ....................................................           538           1,015           942
 Provision for employees and agents termination indemnities ......           896           1,690         1,599
 Provision for doubtful accounts .................................           797           1,503           671
 Deferred income taxes ...........................................          (179)           (337)            5
 Other non cash items ............................................           498             938          (303)
 Payment of employees and agents termination indemnities .........          (971)         (1,832)       (2,402)
 Changes in operating assets and liabilities:
   Accounts receivable trade .....................................         2,557           4,825           269
   Government grants .............................................            --              --         3,244
   Inventories ...................................................           813           1,534         4,209
   Accounts payable trade ........................................        (1,330)         (2,510)       (1,611)
   Accrued payrolland social contributions .......................          (293)           (552)        1,978
   Other -- net ..................................................           718           1,355        (2,027)
                                                                        --------          ------        ------
NET CASH PROVIDED BY OPERATING ACTIVITIES ........................         5,472          10,326         9,967
CASH FLOWS FROM INVESTING ACTIVITIES
 Disbursements for additions to property, plant and equipment.....        (1,048)         (1,977)       (2,187)
 Proceeds from disposal of property, plant and equipment .........           224             423            38
 Additions to intangible assets ..................................          (490)           (925)         (384)
                                                                        --------          ------        ------
NET CASH USED IN INVESTING ACTIVITIES ............................        (1,314)         (2,479)       (2,533)
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt ....................................         5,285           9,972           314
 Payments of long-term debt ......................................        (3,781)         (7,135)       (5,666)
 Loan to Parent Company ..........................................          (232)           (437)           --
 Net change in short-term borrowings .............................        (5,791)        (10,927)       (1,022)
                                                                        --------         -------        ------
NET CASH USED IN FINANCING ACTIVITIES ............................        (4,519)         (8,527)       (6,374)
EFFECT OF EXCHANGE RATE CHANGES ON CASH ..........................            10              19            --
                                                                        --------         -------        ------
NET INCREASE (DECREASE) IN CASH ..................................          (351)           (661)        1,060
CASH AT BEGINNING OF PERIOD ......................................           461             869         1,288
                                                                        --------         -------        ------
CASH AT END OF PERIOD ............................................      $    110             208         2,348
                                                                        ========         =======        ======

----------
(1)   Exchange rate: Lire 1,887 = U.S.$1 as of November 23, 1999


Supplemental information:
 -- Interest paid .............    $1,293     2,319     3,533
                                   ======     =====     =====
 -- Income taxes paid .........    $1,499     2,687       828
                                   ======     =====     =====

Cash disbursements for additions to fixed assets in the nine months ended September 30, 1999 and 1998 were respectively Lire 673 and Lire 467 higher than the additions of the period, due to the time delay between the recording of the additions and the related payments.


                             See accompanying notes

                         PETRINI S.P.A. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                   UNAUDITED

          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998
             (IN MILLIONS OF LIRE, EXCEPT AS OTHERWISE INDICATED)


                                                ELIMINATION
                                                 OF STEP-UP
                                  ADDITIONAL   APPLICABLE TO
                         SHARE      PAID-IN     PREDECESSOR
                        CAPITAL     CAPITAL        OWNERS      SUBTOTAL
                       --------- ------------ --------------- ----------
BALANCE AT
 DECEMBER 31,
 1997 ................   40,700      5,248         (22,175)     23,773
NET INCOME NINE
 MONTHS 1998 .........   ------      -----         --------     ------
BALANCE AT
 SEPTEMBER 30,
 1998 ................   40,700      5,248         (22,175)     23,773
                         ======      =====         =======      ======
BALANCE AT
 DECEMBER 31,
 1998 ................   40,700      5,248         (22,175)     23,773
NET INCOME NINE
 MONTHS 1999 .........
FOREIGN
 CURRENCY
 TRANSLATION
 ADJUSTMENTS .........   ------      -----         --------     ------
BALANCE AT
 SEPTEMBER 30,
 1999 ................   40,700      5,248         (22,175)     23,773
                         ======      =====         =======      ======
BALANCE AT
 SEPTEMBER 30,
 1999 in thousands of
 dollars (1) .........  $21,569     $2,781       $ (11,751)    $12,599
                        =======     ======       =========     =======

                                             RETAINED EARNINGS
                                      --------------------------------
                         ACCUMULATED               OTHER
                            OTHER                 RETAINED                  TOTAL
                        COMPREHENSIVE   LEGAL     EARNINGS              SHAREHOLDERS'
                           INCOME      RESERVE   (DEFICIT)   SUBTOTAL      EQUITY
                       -------------- --------- ----------- ---------- --------------
BALANCE AT
 DECEMBER 31,
 1997 ................                    269      23,746     24,015        47,788
NET INCOME NINE
 MONTHS 1998 .........                                162        162           162
                            ------        ---      ------     ------        ------
BALANCE AT
 SEPTEMBER 30,
 1998 ................        --          269      23,908     24,177        47,950
                              ==          ===      ======     ======        ======
BALANCE AT
 DECEMBER 31,
 1998 ................                    269      24,575     24,844        48,617
NET INCOME NINE
 MONTHS 1999 .........                              1,541      1,541         1,541
FOREIGN
 CURRENCY
 TRANSLATION
 ADJUSTMENTS .........        57                                                57
                              --          ---      ------     ------       -------
BALANCE AT
 SEPTEMBER 30,
 1999 ................        57          269      26,116     26,385        50,215
                              ==          ===      ======     ======        ======
BALANCE AT
 SEPTEMBER 30,
 1999 in thousands of
 dollars (1) .........       $30         $143     $13,839    $13,982       $26,611
                             ===         ====     =======    =======       =======

----------
(1)   Exchange rate: Lire 1,887 = U.S.$1 as of November 23, 1999

                             See accompanying notes

                          PETRINI S.P.A. AND SUBSIDIARY

                         NOTES TO THE UNAUDITED INTERIM
                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES


     The unaudited interim consolidated financial statements include the financial statements of Petrini S.p.A. (the "Company") and its wholly owned subsidiary Petrini Foods International Inc. ("PFI").


     The Company formed PFI for the purpose of acquiring from its former distributor the business of distributing its Spigadoro products in the United States. The acquisition was completed in the third quarter of 1998 but the effects of the acquisition and the operations of PFI were immaterial in 1998.


     The accompanying interim financial statements are presented in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP.


     The basis of presentation and the significant accounting policies are reported in the notes to the audited financial statements presented for each of the three years in the period ended December 31, 1998.


     The consolidated interim financial statements have been prepared applying the following principles of consolidation:


         i) all significant intercompany transactions and balances are eliminated; unrealized intercompany gains and losses are also eliminated;


         ii) the financial statements of the U.S. subsidiary are translated into Lire using the current exchange rate at the end of the period for balance sheet items and the average exchange rates for the period for statement of income items. The translation differences are recorded as accumulated other comprehensive income in consolidated shareholders' equity.


     The consolidated financial statements contain all adjustments consisting of normal recurring adjustments, which are, in the opinion of management of the Company, necessary to present fairly the consolidated financial position of the Company and of its wholly owned subsidiary as of September 30, 1999 and 1998 and the related consolidated results of operations and cash flows for the nine month periods ended September 30, 1999 and 1998.


     Results of operations for the periods presented are not necessarily indicative of the results of operations for the full fiscal years. These consolidated financial statements should be read in conjunction with the audited financial statements presented for each of the three years in the period ended December 31, 1998.


 Information expressed in U.S. Dollars


     The consolidated financial statements are stated in Italian Lire, the currency of the country in which the Company, which represents 99% of total consolidated revenue, is incorporated and operates. Translation of Lire amounts into U.S. Dollar amounts is included solely for the convenience of the readers and has been made at the rate of Lire 1,887 to U.S.$1, the Noon Buying Rate of the Federal Reserve Bank of New York at November 23, 1999. Such translation should not be construed as a representation that the Lire amounts could be converted into U.S. Dollars at that or any other rate.

                          PETRINI S.P.A. AND SUBSIDIARY

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        AS OF SEPTEMBER 30, 1999 AND 1998

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

2. INVENTORIES


     Inventories consist of:




                                           SEPTEMBER 30,     SEPTEMBER 30,
                                                1999             1998
                                          ---------------   --------------
Raw materials and consumables .........        15,929           15,362
Work-in-process .......................         1,681            1,866
Finished goods ........................         5,969            5,339
                                               ------           ------
                                               23,579           22,567
                                               ======           ======

3. FACTORING OF RECEIVABLES


     In June 1999 the Company executed a contract with a factoring agency for the sale without recourse of trade receivables with a carrying value of Lire 27,900 for a price of Lire 27,600. Pursuant to the contract, the Company continues to collect and account for the collection of the receivables sold to the factoring agency. The amount of such collections are reported as a restricted asset and a contra liability to the factoring agency in the balance sheet as of September 30, 1999.


     On November 12, 1999 the Company executed another contract with a factoring agency for the sale of trade receivables with a carrying value of Lire 9,700.


4. CONTINGENCIES


     The Company provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable. No changes have occurred in the matters described in the notes to the audited financial statements for 1998 with respect to:


         a) the modifications to the general regulatory plan of the City Council of Bastia Umbra that, applying a rezoning of the land on which the Company's largest plant for the production of both pasta and animal feed is located, could require the Company to terminate operations at this plant; and to


         b) the agreements with the workers of co-operatives to limit the risks connected to the eventual future request of the workers to be recognized as employees of the Company.


5. INFORMATION BY SEGMENT


     The Company manages its business on a segment basis. The significant segments operated by the Company consist of: i) pasta and other food products and ii) animal feed and other activities. Information relative to significant segments is reported below for the nine month periods ended September 30, 1999 and 1998. The Company evaluates performance of the segments based on EBITDA and income from operations. The accounting policies of the segment are substantially the same as those described in Note 1.

                         PETRINI S.P.A. AND SUBSIDIARY

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        AS OF SEPTEMBER 30, 1999 AND 1998

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


5. INFORMATION BY SEGMENT (CONTINUED)


                                                                                 ANIMAL
                                                                 PASTA AND      FEED AND
                                                                OTHER FOOD        OTHER         TOTAL
                                                                 PRODUCTS      ACTIVITIES       GROUP
                                                               ------------   ------------   ----------
NINE MONTHS ENDED SEPTEMBER 30, 1999
Total revenue ..............................................      51,962         142,821      194,783
Depreciation and amortization ..............................         932           3,115        4,047
EBITDA .....................................................       2,355           8,558       10,913
Income from operations .....................................       1,561           5,816        7,377
Identifiable long-term assets (property, plant and equipment
 and intangibles) ..........................................      12,188          45,136       57,324
Capital expenditures .......................................         211           1,093        1,304
NINE MONTHS ENDED SEPTEMBER 30,1998
Total revenue ..............................................      52,727         147,629      200,356
Depreciation and amortization ..............................         919           3,254        4,173
EBITDA .....................................................         307          10,021       10,328
Income (loss) from operations ..............................        (612)          6,767        6,155
Identifiable long-term assets (property plant and equipment
 and intangibles) ..........................................      15,703          44,615       60,318
Capital expenditures .......................................         549           1,172        1,720

6. DISCONTINUED LINE OF BUSINESS

     In 1999 the Company decided to discontinue the pig and chicken breeding activity. Reported operating data related to the discontinued line of business follow:




                                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                                   ----------------------------------------
                                                                               1999                  1998
                                                                   ----------------------------   ---------
                                                                    (THOUSANDS OF
                                                                     DOLLARS) (1)
Net sales ......................................................       2,295            4,331       2,553
Cost of sales ..................................................       2,791            5,266       2,878
                                                                       -----            -----       -----
                                                                        (496)            (935)       (325)
Operating expenses .............................................         119              224         117
                                                                       -----            -----       -----
Operating loss from discontinued breeding activity .............        (615)          (1,159)       (442)
Income taxes ...................................................        (240)            (452)       (191)
                                                                       -----           ------       -----
Loss from discontinued breeding activity, net of taxes .........        (375)            (707)       (351)
                                                                       =====           ======       =====

----------
(1)   Exchange rate Lire 1,887 = U.S.$1 as of November 23, 1999

     The discontinued line of business was operated directly and indirectly through agreements with external breeders. Starting October 1, 1999 the plant leased for such activity under an operating lease has been subleased to other breeders. Terms of the lease (Lire 150 annual rent with a duration of two years) have been applied to the sublease agreement. Starting the same date October 1, 1999, own premises and

                         PETRINI S.P.A. AND SUBSIDIARY

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       AS OF SEPTEMBER 30, 1999 AND 1998

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


6. DISCONTINUED LINE OF BUSINESS (CONTINUED)

plants, with a net book value at September 30, 1999 of Lire 2,571 have been rented for an annual rent of Lire 200 for a period of five years. No decision has been taken to date on the remaining own plants, with a net book value at September 30, 1999 of Lire 2,295. Management believes that the book value of such assets approximates its fair value and no material impairment will derive from the disposition of such assets.


7. COMPREHENSIVE INCOME AND RELATED COMPONENTS


     The only addition to net income for the disclosure of comprehensive income for the nine month period ended September 30, 1999 is solely with respect to foreign currency translation adjustments of Lire 57. Accordingly, comprehensive income for this period amounts to Lire 1,598. No components of comprehensive income was present for the corresponding period of 1998.


8. INCOME TAXES


     The decrease of 23 percentage points in the tax rate (from 94% for the nine month period ended September 30, 1998 to 71% for the nine month period ended September 30, 1999) is substantially due to the higher level of taxable income in the current period compared with the corresponding period in 1998, while the two major items of permanent differences (consisting of salaries and interest costs which are undeductible for purposes of the Regional income tax,
IRAP), did not vary substantially in the two comparative periods (for further details, see reconciliation of the statutory tax rate to the effective tax rate, reported in Note 3 to the audited financial statements at December 31, 1998 and 1997 and for each of the three years in the period ended December 31,
1998).

                        REPORT OF INDEPENDENT AUDITORS



To the Board of Directors of Petrini S.p.A.



We have audited the accompanying balance sheets of Petrini S.p.A. as of December 31, 1998 and 1997 and the related statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Petrini S.p.A. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States of America.




                                              Reconta Ernst & Young S.p.A.


Perugia, Italy
October 14, 1999, except for the convenience translation of the financial statements into U.S. Dollars as to which the date is November 23, 1999.

                                 PETRINI S.P.A

                                BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997

                                    ASSETS




                                                                  1998            1998           1997
                                                            ---------------   ------------   ------------
                                                               (THOUSANDS         (MILLIONS OF LIRE)
                                                             OF DOLLARS)(1)
CURRENT ASSETS
 Cash ...................................................      $     461             869          1,288
 Accounts receivable trade, net of allowance for doubtful
   accounts of Lire 2,686 millions in 1998 and Lire 2,646
   millions in 1997 .....................................         38,916          73,435         72,868
 Taxes receivable (Note 3) ..............................          6,958          13,129         11,278
 Inventories (Note 4) ...................................         13,313          25,121         26,776
 Deferred income taxes (Note 3) .........................            275             518            402
 Government grant (Note 5) ..............................             --              --          3,244
 Other current assets ...................................          1,104           2,084          1,447
                                                               ---------          ------         ------
   Total current assets .................................         61,027         115,156        117,303
PROPERTY, PLANT AND EQUIPMENT
 Land and buildings .....................................         22,907          43,226         42,870
 Machinery, equipment and other .........................         48,070          90,708         88,367
                                                               ---------         -------        -------
                                                                  70,977         133,934        131,237
 Accumulated depreciation ...............................        (43,626)        (82,322)       (78,579)
                                                               ---------         -------        -------
 Property, plant and equipment, net .....................         27,351          51,612         52,658
INTANGIBLE ASSETS, at amortized cost (Note 6) ...........          4,445           8,388          9,100
DEFERRED INCOME TAXES (Note 3) ..........................          3,174           5,989          6,112
OTHER ASSETS (Note 7) ...................................          2,939           5,545          2,552
                                                               ---------         -------        -------
   TOTAL ASSETS .........................................      $  98,936         186,690        187,725
                                                               =========         =======        =======

----------
(1)   Exchange rate: Lire 1,887 = U.S. $1 as of November 23, 1999

















                             See accompanying notes

                                 PETRINI S.P.A

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997

                      LIABILITIES AND SHAREHOLDERS' EQUITY




                                                                          1998            1998           1997
                                                                    ---------------   ------------   ------------
                                                                       (THOUSANDS         (MILLIONS OF LIRE)
                                                                     OF DOLLARS)(1)
CURRENT LIABILITIES
 Short-term borrowings (Note 8) .................................      $  27,736          52,337         53,122
 Current portion of long-term debt (Note 9) .....................          2,261           4,266          8,107
 Accounts payable trade .........................................         19,234          36,295         33,715
 Income taxes payable ...........................................            610           1,151            748
 Accrued payroll and social contributions .......................          3,166           5,974          4,645
 Other current liabilites .......................................          1,449           2,735          2,600
                                                                       ---------          ------         ------
   Total current liabilities ....................................         54,456         102,758        102,937
LONG-TERM DEBT, less current portion (Note 9): ..................          6,064          11,442         14,498
EMPLOYEES AND AGENTS TERMINATION
 INDEMNITIES (Note 10) ..........................................          8,868          16,735         17,442
DEFERRED INCOME, unearned portion of Government
 grant (Note 5) .................................................          1,273           2,402          2,587
SOCIAL CONTRIBUTIONS AND INCOME TAXES
 PAYABLE (Note 11) ..............................................          2,510           4,736          2,473
SHAREHOLDERS' EQUITY (Note 12):
 Share capital 40.7 million ordinary shares, authorized,
   issued and outstanding, par value
   Lire one thousand per share ..................................         21,569          40,700         40,700
 Additional paid-in capital .....................................          2,781           5,248          5,248
 Less step-up applicable to predecessor owners (Note 1) .........        (11,751)        (22,175)       (22,175)
                                                                       ---------         -------        -------
                                                                          12,599          23,773         23,773
 Retained earnings ..............................................         13,166          24,844         24,015
                                                                       ---------         -------        -------
   Total shareholders' equity ...................................         25,765          48,617         47,788
                                                                       ---------         -------        -------
   TOTAL LIABILITIES AND SHAREHOLDERS'
    EQUITY ......................................................      $  98,936         186,690        187,725
                                                                       =========         =======        =======

----------
(1)   Exchange rate: Lire 1,887 = U.S. $1 as of November 23, 1999












                             See accompanying notes

                                  PETRINI S.P.A

                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996




                                                       1998             1998                1997               1996
                                                 ---------------   --------------   -------------------   -------------
                                                    (THOUSANDS                       (MILLIONS OF LIRE)
                                                  OF DOLLARS)(1)
NET SALES (Note 16) ..........................       $141,127          266,307             294,859            320,292
COST OF SALES ................................        104,347          196,902             224,216            244,490
                                                     --------          -------             -------            -------
GROSS PROFIT .................................         36,780           69,405              70,643             75,802
OPERATING COSTS AND EXPENSES
 Sellling expenses ...........................         24,480           46,194              47,633             48,638
 General and administrative expenses .........          7,800           14,719              16,079             15,717
                                                     --------          -------             -------            -------
                                                       32,280           60,913              63,712             64,355
                                                     --------          -------             -------            -------
INCOME FROM OPERATIONS .......................          4,500            8,492               6,931             11,447
OTHER INCOME (EXPENSES)
 Net interest expense ........................          2,111            3,984               5,618              7,124
 Other (income) expenses, net ................             49              92                  598                (72)
                                                     --------          -------             -------            -------
                                                        2,160            4,076               6,216              7,052
                                                     --------          -------             -------            -------
INCOME BEFORE INCOME TAXES ...................          2,340            4,416                 715              4,395
INCOME TAXES (Note 3) ........................          1,901            3,587                 437              2,313
                                                     --------          -------             -------            -------
NET INCOME ...................................       $    439              829                 278              2,082
                                                     ========          =======             =======            =======
EARNINGS PER SHARE ...........................    U.S.  $0.01          Lire 20             Lire  7            Lire 51
                                                 ===============  ============       ==============      ============
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING ..........................   40.7 Million     40.7 Million        40.7 Million       40.7 Million
                                                 ===============  ============       ==============      ============

----------
(1)   Exchange rate: Lire 1,793 = U.S. $1 as of October 14, 1999





















                             See accompanying notes

                                  PETRINI S.P.A

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996




                                                                              1998          1998        1997        1996
                                                                        --------------- ----------- ----------- -----------
                                                                           (THOUSANDS           (MILLIONS OF LIRE)
                                                                         OF DOLLARS)(1)
CASH FLOWS FROM OPERATING ACTIVITIES
 NET INCOME ...........................................................    $    439           829         278       2,082
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation .......................................................       2,301         4,342       4,111       3,980
   Amortization .......................................................         676         1,276       1,207       1,072
   Provision for employees and agents termination indemnities
    (Note 10) .........................................................       1,148         2,167       2,550       2,374
   Provision for doubtful accounts (Note 17) ..........................         737         1,391         982       1,178
   Deferred income taxes (Note 3) .....................................           4             7         (39)      1,094
   Other non cash items, net ..........................................         122           230         637         (61)
   Payment of employees and agents termination indemnities ............      (1,270)       (2,397)     (2,332)     (1,832)
   Changes in operating assets and liabilities:
    Accounts receivable trade .........................................      (1,038)       (1,958)     (1,862)        471
    Inventories (Note 4) ..............................................         877         1,655       1,286       3,191
    Accounts payable trade ............................................       1,104         2,084      (3,611)     (4,313)
    Accrued payroll and social contributions ..........................         704         1,329      (1,947)        476
    Other, net ........................................................        (125)         (236)     (3,051)     (1,412)
                                                                           --------        ------      ------      ------
NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES ...........................................................       5,679        10,719      (1,791)      8,300
CASH FLOWS FROM INVESTING ACTIVITIES
 Disbursements for additions to property, plant and equipment .........      (1,625)       (3,067)     (6,876)     (6,741)
 Proceeds from disposal of property, plant and equipment ..............         135           255         866         306
 Additions to intangible assets .......................................        (341)         (644)       (812)        (50)
                                                                           --------        ------      ------      ------
NET CASH USED IN INVESTING ACTIVITIES .................................      (1,831)       (3,456)     (6,822)     (6,485)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt (Note 9) ................................         641         1,210       7,549       3,766
 Payments of long-term debt (Note 9) ..................................      (4,296)       (8,107)     (6,118)     (5,476)
 Net change in short-term borrowings (Note 8) .........................        (416)         (785)      6,856      (1,296)
                                                                           --------        ------      ------      ------
NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES ...........................................................      (4,071)       (7,682)      8,287      (3,006)
                                                                           --------        ------      ------      ------
NET DECREASE IN CASH ..................................................        (223)         (419)       (326)     (1,191)
CASH AT BEGINNING OF YEAR .............................................         684         1,288       1,614       2,805
                                                                           --------        ------      ------      ------
CASH AT END OF YEAR ...................................................    $    461           869       1,288       1,614
                                                                           ========        ======      ======      ======
------------
(1) Exchange rate: Lire 1,887 = U.S. $1 as of November 23, 1999
Supplemental information:
-- Interest paid ......................................................    $  2,427         4,580       5,801       7,462
                                                                           ========        ======      ======      ======
-- Income taxes paid ..................................................    $  2,328         4,393       1,371          --
                                                                           ========        ======      ======      ======

Cash disbursements for additions to fixed assets in 1998 were Lire 496 lower than the additions of the period, in 1997 were Lire 2,126 higher and in 1996 were Lire 1,963 lower than the additions, due to the time delay between the recording of the addition and the related payment.




                             See accompanying notes

                                  PETRINI S.P.A

                       STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (IN MILLIONS OF LIRE, EXCEPT AS OTHERWISE INDICATED)




                                                           ELIMINATION
                                                           OF STEP-UP
                                                          APPLICABLE TO
                                             ADDITIONAL    PREDECESSOR
                                    SHARE      PAID-IN       OWNERS
                                   CAPITAL     CAPITAL      (NOTE 1)     SUB-TOTAL
                                  --------- ------------ -------------- ----------
BALANCE AT
 DECEMBER 31, 1995 ..............   40,700      5,248        (22,175)     23,773
TRANSFER ........................
NET INCOME 1996 .................   ------      -----        --------     ------
BALANCE AT
 DECEMBER 31, 1996 ..............   40,700      5,248        (22,175)     23,773
TRANSFER ........................
NET INCOME 1997 .................   ------      -----        --------     ------
BALANCE AT
 DECEMBER 31, 1997 ..............   40,700      5,248        (22,175)     23,773
TRANSFER ........................
NET INCOME 1998 .................   ------      -----        --------     ------
BALANCE AT
 DECEMBER 31, 1998 ..............   40,700      5,248        (22,175)     23,773
                                    ======      =====        =======      ======
BALANCE AT
 DECEMBER 31, 1998
 in thousands of dollars (1).....  $21,569     $2,927      $ (12,368)    $13,259
                                   =======     ======      =========     =======



                                            RETAINED EARNINGS
                                  -------------------------------------
                                                 OTHER
                                                RETAINED                     TOTAL
                                    LEGAL       EARNINGS                 SHAREHOLDERS'
                                   RESERVE     (DEFICIT)     SUB-TOTAL      EQUITY
                                  --------- --------------- ----------- --------------
BALANCE AT
 DECEMBER 31, 1995 ..............     255       21,400         21,655        45,428
TRANSFER ........................       8             (8)          --            --
NET INCOME 1996 .................                2,082          2,082         2,082
                                      ---       --------       ------        ------
BALANCE AT
 DECEMBER 31, 1996 ..............     263       23,474         23,737        47,510
TRANSFER ........................       6             (6)          --            --
NET INCOME 1997 .................                  278            278           278
                                      ---       --------       ------        ------
BALANCE AT
 DECEMBER 31, 1997 ..............     269       23,746         24,015        47,788
TRANSFER ........................                                  --            --
NET INCOME 1998 .................                  829            829           829
                                      ---       --------       ------        ------
BALANCE AT
 DECEMBER 31, 1998 ..............     269       24,575         24,844        48,617
                                      ===       ========       ======        ======
BALANCE AT
 DECEMBER 31, 1998
 in thousands of dollars (1).....    $150       $13,706       $13,856       $27,115
                                     ====       ========      =======       =======

----------
(1)   Exchange rate: Lire 1,887 = U.S. $1 as of November 23, 1999

                             See accompanying notes

                                 PETRINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

1. ORGANIZATION AND BASIS OF PRESENTATION

     Petrini S.p.A (the "Company") principally produces and sells pasta, flour and animal feed. The production is located in Italy in seven factories. Financial data by segment are included in Note 16.

     The Company was established in 1988 through a leveraged buy-out by members of management who then owned 37% of the predecessor company. Upon completion of the leveraged buy-out, the members of management who had also been predecessor owners owned 76% of the Company. As of September 6, 1998, before the sale of the shares to Gruppo Spigadoro N.V., the members of management owned a 67% interest in the Company, while the remaining 33% interest was owned by a third party. For Italian accounting purposes the purchase of the predecessor company by the Company was accounted for as a purchase by new controlling investors for which there was a complete change in the basis of accounting for net assets acquired based on the fair value of the transaction at the date of the transaction.

     On August 6, 1998 Vertical Capital Limited ("VCL") Channel Islands a subsidiary of the Vertical Group underwrote a stock purchase agreement with Carlo and Giorgio Petrini for the purchase of their 67% interest in the Company. Subsequently, such purchase agreement was transferred to Gruppo Spigadoro by its parent company to which the contract had been transferred by VCL. Also, at December 31, 1998 Gruppo Spigadoro held an option to purchase from a third party the remaining 33% interest of the Company.

     The Company is a legal entity incorporated under the laws of Italy and its books and records are maintained in conformity with Italian statutory and tax requirements, applying generally accepted accounting principles in Italy ("Italian GAAP"). To comply with the accounting principles generally accepted in the United States of America ("U.S. GAAP"), the accompanying financial statements include adjustments to reduce the step-up in the basis of assets (as a result of the management leveraged buy-out mentioned above) related to the 37% interest owned by the controlling shareholder in the predecessor company, to eliminate revaluations of fixed assets recorded after the leveraged buy-out, to recognize the equity tax as a cost of the period, to write-off certain expenses which were capitalized or deferred and to recognize deferred tax assets on all significant temporary differences between the book value and tax basis of assets and liabilities, in addition to certain other minor adjustments.

2. SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

     INVENTORIES -- Inventories are carried at the lower of cost or market value, using the weighted average cost method.

     PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment is stated at cost.

     DEPRECIATION -- Depreciation is computed on the cost of the assets using the straight line method over the estimated useful lives of the assets, as follows:



   Buildings .................................  1.8%-10%
   Machinery and equipment and other .........  4.5%-25%

     LONG-LIVED ASSETS -- Impairments on long lived assets are recorded when indicators of an other than temporary impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Long-lived assets to be disposed of are recorded at the lower of cost and net realizable value.

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INTANGIBLE ASSETS -- Goodwill arose from the 1988 leverage buy-out. It represents the excess of the purchase price over the fair values of tangible and intangible assets. Amortization is computed on a straight-line basis over 20 years, the estimated future period to be benefited. Trademarks represent the amount of the purchase price allocated to the "Supermangimi Petrini" tradename as determined by independent appraisers. Amortization is provided on a straight line basis over 17 years. Other intangible assets represent primarily patents and software costs and are amortized over their respective lives, not longer than five years.


     GOVERNMENT GRANTS -- Government grants on new property, plant and equipment acquired in accordance with Government's plans are recorded when authorized. Such grants are deferred and are recognized to income on the basis of the depreciation of the related assets.


     REVENUE RECOGNITION -- Revenue from sale of products is recorded when ownership is transferred to the customers, which is when shipment is made. It is not Company's policy to accept returns; in specific cases returns are accepted, however the Company has not experienced any significant amounts of such returns. Revenue is presented net of returns and net of quantity, cash and other discounts.


     INCOME TAXES -- Income taxes are accounted for under the liability method and reflect the tax effect of significant temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. A valuation allowance against deferred tax assets is recognized if, based on the weight of the evidence available, it is more likely than not that some portion or all of the deferred tax assets will not be realized.


     STATEMENTS OF CASH FLOWS -- The Company's short-term borrowings arise primarily through short-term credit facilities. The short-term borrowings are normally payable on demand. The cash flows from these items are included under the caption "Net change in short-term borrowings" in the Statements of Cash Flows.


     INFORMATION EXPRESSED IN U.S. DOLLARS -- The financial statements are stated in Italian Lire, the currency of the country in which the Company is incorporated and operates. Translation of Lire amounts into U.S. Dollar amounts is included solely for the convenience of the readers and has been made at the rate of Lire 1,887 to U.S.$1, the Noon Buying Rate of the Federal Reserve Bank of New York at November 23, 1999. Such translation should not be construed as a representation that the Lire amounts could be converted into U.S. Dollars at that or any other rate.


     EARNINGS PER SHARE ("EPS") -- The EPS for each of the three years in the period ended December 31, 1998 have been calculated on the basis of the weighted average number of shares outstanding during the year in accordance with SFAS No. 128 "Earnings per Share".


3. TAXES


 V.A.T. Taxes


     Taxes receivable of Lire 13,129 at December 31, 1998 and Lire 11,278 at December 31, 1997 relate principally to V.A.T. taxes for which the Company periodically receives reimbursement from the V.A.T. office. The V.A.T. receivable position derives from the fact that the V.A.T. rate applicable to the products sold by the Company is lower than the average rate applied to its purchases, costs and expenses.

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


3. TAXES (CONTINUED)

 Income Taxes

     Income before income taxes and the provision for income taxes consisted of the following for the years ended December 31, 1998, 1997 and 1996:




                                                1998          1997         1996
                                           -------------   ---------   -----------
   Income before income taxes ..........       4,416           715         4,395
   Provision for income taxes:
    Current ............................      (3,580)         (476)       (1,219)
    Deferred ...........................            (7)         39        (1,094)
                                              ---------       ----        ------
                                              (3,587)         (437)       (2,313)
                                              --------        ----        ------
   Net income ..........................         829           278         2,082
                                              ========        ====        ======

     A reconciliation between the Italian statutory tax rate and the effective tax rate is as follows:




                                                            1998                   1997                   1996
                                                    --------------------   --------------------   --------------------
                                                     AMOUNT        %        AMOUNT        %        AMOUNT        %
                                                    --------   ---------   --------   ---------   --------   ---------
   Tax provision applying the Italian
    statutory rate of 41.25% in 1998 and
    of 53.2% in 1997 and 1996 ...................    1,822         41.2       380         53.2     2,338         53.2
   Permanent differences for non
    deductible expenses:
    -- for IRPEG -- ILOR ........................      349          7.9       814        113.8       696         15.8
    -- for IRAP (primarily on salaries
      and interest) .............................    1,416         32.1        --           --        --           --
   Tax savings resulting from tax
    exemptions for ILOR tax purposes ............       --           --      (404)       (56.5)     (721)       (16.4)
   Tax legislation to introduce the IRAP
    tax and eliminate the ILOR tax ..............       --           --      (353)       (49.4)       --           --
                                                     -----         ----      ----       ------     -----       ------
   Tax provision and effective tax rate .........    3,587         81.2       437         61.1     2,313         52.6
                                                     =====         ====      ====       ======     =====       ======

     The Italian statutory tax rate for 1997 and 1996 was 53.2% comprised of a 37% national tax ("IRPEG") and 16.2% local tax ("ILOR"). Because a significant portion of the Company's operations were exempt from ILOR taxes, it has effectively paid taxes at the 37% tax rate rather than at the statutory rate of 53.2%. A valuation allowance has been recorded at December 31, 1996 and in prior years to reduce the deferred tax assets, which were calculated on the basis of the statutory tax rate of 53.2%, to an amount estimated to be recovered at the rate of 37%, and the deferred tax liabilities for those years have been provided at the IRPEG tax rate of 37%, the estimated rate at which the taxes would be paid when the temporary differences reverse.

     A tax law to introduce the Regional Tax on Productive Activities ("IRAP") was enacted in December 1997 which eliminated the ILOR tax (at a statutory rate of 16.2%) and other indirect taxes and replaced them with IRAP, at a statutory rate of 4.25%, on a higher taxable income (principally excluding labour costs and interest), starting on January 1, 1998. The Italian statutory rate for 1998 was 41.25% comprised of 37% IRPEG and 4.25% IRAP. Accordingly, at December 31, 1997, after the new tax law to introduce the IRAP tax and eliminate the ILOR tax was enacted, existing deferred ILOR tax assets,

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


3. TAXES (CONTINUED)

valuation allowances provided against those deferred tax assets, and liabilities have been eliminated and deferred tax assets and liabilities have been recorded based on the estimated IRAP tax rate of 4.25% on temporary differences that will be included in the computation of IRAP taxes when they reverse in future years. The tax exemptions granted for the ILOR taxes in prior years will not be applicable to the computation of the IRAP taxes. The resulting effect of accounting for the change to introduce IRAP tax in accordance with the new tax law at December 31, 1997 was to decrease the deferred tax charge to income for the year then ended by Lire 353. A valuation allowance of Lire 201 and Lire 203 has been provided against the deferred tax assets at December 31, 1998 and 1997 based on estimates made by management assuming that it is more likely than not that certain deferred tax assets will not be recovered for both IRPEG and IRAP tax purposes. Principal items comprising net deferred income tax assets as at December 31, 1998 and 1997 consist of:




                                                                             DECEMBER 31,     DECEMBER 31,
                                                                                 1998             1997
                                                                            --------------   -------------
   ASSETS
   Step-up and revaluation of property, plant and equipment .............        5,524            5,680
   Step-up of trademark, net ............................................        1,686            1,656
   Goodwill .............................................................          710              781
   Agents' termination indemnity ........................................          120              119
   Allowance for doubtful accounts ......................................          849              838
   Other ................................................................          349              333
                                                                                 -----            -----
   Total assets .........................................................        9,238            9,407
   Less valuation allowance .............................................         (201)            (203)
                                                                                 -----            -----
   Net assets ...........................................................        9,037            9,204
   LIABILITIES
   Gains on sale of assets which for tax purposes, are deferred .........         (467)            (627)
   Accelerated amortization of trademarks ...............................       (2,063)          (2,063)
                                                                                ------           ------
   Total liabilities ....................................................       (2,530)          (2,690)
                                                                                ------           ------
   Net deferred tax assets ..............................................        6,507            6,514
                                                                                ======           ======

     Tax years for the Companies are open from 1993 and are subject to review pursuant to Italian law. The Company has been subjected to tax reviews in previous years. Management believes, based on the advice of its tax consultants, that the final outcome of the tax assessments deriving from such reviews, if any, will not determine any significant additional liabilities.


     As more fully described in Note 11, the payment of a portion of the current taxes payable have been postponed on the basis of Government decrees.

                                PETRINI S.P.A.

                       DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

4. INVENTORIES

     Inventories consisted of:




                                              DECEMBER 31,     DECEMBER 31,
                                                  1998             1997
                                             --------------   -------------
   Raw materials and consumables .........       17,397           19,502
   Work-in-process .......................        2,255            1,432
   Finished goods ........................        5,469            5,842
                                                 ------           ------
                                                 25,121           26,776
                                                 ======           ======

5. GOVERNMENT GRANTS

     Government grants receivable of Lire 3,244 at December 31, 1997 have been received in June 1998 principally from the Ministry of Agriculture for an amount of Lire 2,825 and from the Ministry of Industry for an amount of Lire 346 for property, plant and equipment acquired in prior years in accordance with the enacted Government programs.

     At December 31, 1998 and 1997 the portion of the grants amounting to Lire 2,402 and Lire 2,587 was deferred and will be recognized to income in future years, upon depreciation of the related property, plant and equipment.


6. INTANGIBLE ASSETS

     Intangible assets consisted of:




                                                           DECEMBER 31,     DECEMBER 31,
                                                               1998             1997
                                                          --------------   -------------
   Goodwill ...........................................        6,560            6,560
   Less: accumulated amortization .....................       (3,281)          (2,953)
                                                              ------           ------
                                                               3,279            3,607
                                                              ------           ------
   Trademark "Supermangimi" ...........................        9,721            9,721
   Less: accumulated amortization .....................       (5,719)          (5,198)
                                                              ------           ------
                                                               4,002            4,583
   Other intangible assets, at amortized cost .........        1,107              910
                                                              ------           ------
   Total ..............................................        8,388            9,100
                                                              ======           ======

7. OTHER ASSETS

     Other assets consisted of:




                                                            DECEMBER 31,     DECEMBER 31,
                                                                1998             1997
                                                           --------------   -------------
   Investments .........................................   1,136                  104
   Receivable from a subsidiary in liquidation .........   1,397                  681
   Advances on employees leaving indemnities ...........   1,543                  925
   Other ...............................................   1,469                  842
                                                           -----                -----
   Total ...............................................   5,545                2,552
                                                           =====                =====

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

8. SHORT-TERM BORROWINGS


     At December 31, 1998 and 1997, Petrini had unsecured short-term lines of credit aggregating approximately Lire 92,000 and Lire 86,000, respectively, from banks, of which approximately Lire 40,000 and Lire 33,000, respectively, were available for further borrowing. At December 31, 1998 and 1997 the weighted average interest rates for these lines of credit were 4.4% and 6.8%, respectively. Amounts outstanding under these lines of credits are normally payable upon demand. Bank borrowings are represented by overdrafts for Lire 49,837 and Lire 49,622, respectively, at December 31, 1998 and 1997 and by lines of credit for the discounting of "agriculture" drafts (a technical form of borrowing applicable to the sector in which the Company operates, which is based on the discounting of drafts) for Lire 2,500 and Lire 3,500, respectively, at December 31, 1998 and 1997.

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

9. LONG-TERM DEBT


   Long-term debt consisted of :




                                                                      DECEMBER 31,     DECEMBER 31,
                                                                          1998             1997
                                                                     --------------   -------------
   Mortgage loans granted from financial institutions and
    guaranteed by mortgages on the Company's properties for a
    total of Lire 54,000 and Lire 59,000, respectively, at
    December 31, 1998 and 1997:
    -- Lire 2,150, due March 31, 1998, fixed annual interest rate
      of 9.9% ....................................................           --              181
    -- Lire 2,340, due November 10, 2000, fixed annual interest
      rate of 12.2% ..............................................          789            1,123
    -- Lire 2,000 due November 5, 2003, fixed annual interest rate
      of 9.3% ....................................................        1,397            1,615
    -- Lire 12,000, due June 30, 2000, variable interest 50% based on State bonds average rate and 50% on three months
      LIBOR plus 1.2 (6.2% and 8.3% at December 31, 1998 and
      1997, respectively) ........................................        3,273            5,455
    -- Lire 1,000, due June 15, 2004, variable interest based on the European Bank's discount rate (4.2% and 7.0% at
      December 31, 1998 and 1997, respectively) ..................          688              813
    -- Lire 5,000, due September 30, 2002, variable interest 50%
      based on semiannual Italian Treasury Bonds average rate
      and 50% listed bonds average rate plus 1.0 (annual rate of
      5.0% and 6.9% at December 31, 1998 and 1997,
      respectively) ..............................................        3,077            3,846
    -- Various subsidized loans, fixed annual interest, rates
      varying from 3.4% to 5.1% ..................................          784            1,026
    -- Lire 3,300, due March 31, 2007, variable interest based on
      6 months RIBOR plus 1 (5.3% and 7.2% at December 31,
      1998 and 1997, respectively) ...............................        3,067            3,300
    -- Lire 3,000, due March 31, 1999, variable interest based on
      6 months RIBOR plus 0.7 (5.0% and 7.0% at December 31,
      1998 and 1997, respectively) ...............................          175            3,000
    -- Variable interest rate loans, interest from 4.1% to 5.5% at
      December 31, 1998 and from 7.0% to 7.5% at December
      31, 1997 ...................................................        2,458            1,249
                                                                         ------           ------
   Subtotal ......................................................       15,708           21,605
   Other loans personally guaranteed by one shareholder:
    -- Lire 3,000 due March 31, 1998, variable interest based on
      the 3 months LIBOR plus 0.5 (6.9% at December 31, 1997)                --            1,000
                                                                         ------           ------
   Total long-term debt ..........................................       15,708           22,605
   Less current portion ..........................................       (4,266)          (8,107)
                                                                         ------           ------
   Long-term debt, long-term portion .............................       11,442           14,498
                                                                         ======           ======

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


9. LONG-TERM DEBT (CONTINUED)

     The loans that are subsidized by the Italian Government were obtained under a Government program for new investments. The interest paid by Italian Government, amounted to Lire 65 in 1998, Lire 85 in 1997 and Lire 79 in 1996, respectively. These subsidies reduced the effective interest rates applicable to these loans from 12.7% to 4.1% in 1998, from 11.6% to 3.4% in 1997 and from 14.6% to 4.2% in 1996. The dates of payment of certain loan installments due to Medio Credito dell'Umbria in the period June 1997 -- June 1998, following the earthquake of September 1997, have been postponed The amount of the postponed payments amount to Lire 2,458 at December 31, 1998 and are to be reimbursed three years after the original due dates.


     Maturities of long-term debt are as follows:





YEAR                          AMOUNT
----                         ---------

  1999 ..................     4,266
  2000 ..................     4,239
  2001 ..................     2,744
  2002 ..................     1,588
  2003 ..................       877
  Thereafter ............     1,994
                              -----
  Total .................    15,708
                             ======


10. EMPLOYEES AND AGENTS TERMINATION INDEMNITIES


     The liability for termination indemnities relates principally to the Company's employees. In accordance with Italian severance pay statutes, an employee benefit is accrued for service to date and is payable immediately upon separation. The termination indemnity liability is calculated in accordance with local civil and labour laws based on each employee's length of service, employment category and remuneration. The termination liability is adjusted annually by a cost-of-living index provided by the Italian Government. There is no vesting period or funding requirement associated with the liability.


     The liability recorded in the balance sheet is the amount to which the employee would be entitled if the employee separates immediately. The liability for termination indemnities includes also the liability to the sales agents, which is recognized to the agent if unilaterally dismissed by an employer or when he reaches retirement age.


     The provision for termination indemnities charged to operations amount to Lire 2,167, Lire 2,550 and Lire 2,374 in the years 1998, 1997 and 1996 respectively.

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

11. SOCIAL CONTRIBUTIONS AND INCOME TAXES PAYABLE

     These non current liabilities consist of social contribution and income taxes due by the Company whose payment has been postponed beyond 1999 in application of the Government decrees enacted after the earthquake that hit the area where the headquarters and the major production activities of the Company are located. The components of these liabilities are:





                                     DECEMBER 31,     DECEMBER 31,
                                         1998             1997
                                    --------------   -------------

   Income taxes .................          958             817
   Social contributions .........        3,778           1,656
                                         -----           -----
   Total ........................        4,736           2,473
                                         =====           =====


12. SHAREHOLDERS' EQUITY

     Italian law requires that 5% of a company's net income be retained as a legal reserve, until such reserve equals 20% of the share capital. This reserve is not available for distribution.

     Retained earnings or other equity accounts are available for distribution only if recorded in the Italian official books. At December 31, 1998 balances distributable to the shareholders amount to approximately Lire 10,000 and are principally represented by surplus arising from revaluations of fixed assets and from Government grants both of which are taxable upon distribution. No deferred taxes of Lire 4,121 have been provided for on such accounts because it is not management's intent to distribute such amounts and because the revaluations were effected and the grants were received all prior to December 15, 1992, the effective date for applying existing U.S. accounting standards with respects to accounting for income taxes.


13. COMMITMENTS AND CONTINGENCIES

 Commitments

     Commitments of Lire 2,633 and Lire 3,215 at December 31, 1998 and 1997, respectively, include principally guarantees given to banks for discounting of customers' drafts.

 Contingencies

     The Company provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable. The amount provided for at December 31, 1998 and 1997 is Lire 100. It is the opinion of management that the ultimate resolution of these matters, to the extent not currently provided for, will not have a material effect on the financial statements of the Company.

 Modifications to General Regulatory Plan ("GRP") of the City Council of Bastia Umbra

     The City Council of Bastia Umbra on December 21, 1996 approved a modification to its GRP, changing the purpose of use of the areas currently utilized by Petrini for its production activities preventing the continuation of such activities in Bastia. Petrini presented to the City Council its observations and comments on such proposed modifications asking to continue its production activities in the area currently occupied by its factory or, alternatively, asking for the authorization to transfer its production facilities to another own area in Ospedalicchio. On September 4, 1999 the City Council published its decision of May 17, 1999 to reject the request of Petrini to maintain its production activities in Bastia, while approved the change of the purpose of use of the area in Ospedalicchio (from agricultural to industrial) in order to make possible the transfer of the factory. The decision of the City Council has to be approved by Regione Umbria.

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)


13. COMMITMENTS AND CONTINGENCIES (CONTINUED)

     In the event the modification be definitely approved by the Region, without changes, and no legal actions could be initiated by Petrini, the entire factory of Bastia must be tranferred and the Company will be indemnified. Although the Directors believe that the modification will not be approved without changes, and accordingly such transfer will not be necessary, they have initiated to study and evaluate the possible alternatives, which include the construction or the acquisition of another factory. The Company has already started the procedures to obtain subsidies of Law 488. The Directors estimate that, due to the time frame required by the public entities to make effective their decisions, the actual transfer will take place at least after two years from the date on which the final decision will be taken. The Directors believe that the transfer of the production activities will not have a significant impact on the Company's financial statements.


14. CONCENTRATION OF CREDIT RISK


     Concentration of credit risk and the risk of accounting loss with respect to trade accounts receivable is generally limited due to the number and diversity of the Company's end customer base and the areas and the markets in which the customers are located. The Company performs frequent credit evaluations of its customers' financial condition and normally does not require collateral from its customers. Net direct sales to any one customer did not exceed 5% of total direct sales in each of the three years in the period ended December 31, 1998. As of December 31, 1998, accounts receivable from the largest customer does not exceed 10% of total accounts receivable.


     Cash deposits are maintained with major banks in Italy.


15. FAIR VALUE OF FINANCIAL INSTRUMENTS


     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:


     -- Cash, accounts receivable and accounts payable: the carrying amount reported in the balance sheet approximates its fair value.


     -- Long-term debt and short-term borrowings: the carrying amount of the Company's borrowing under its short-term revolving credit arrangements approximates their fair value. The fair values of the Company's long-term debt are estimated using cash flow analysis, based on the Company's current borrowing rates for similar types of borrowing arrangements.


     The carrying amounts of the Company's financial instruments at December 31, 1998 and 1997 approximate their fair value.

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

16. INFORMATION BY SEGMENT


     The Company manages its business on a segment basis. The significant segments operated by the Company consist of: i) pasta and other food products and ii) animal feed and other activities. Information relative to significant segments is reported below for the years 1998, 1997 and 1996. The Company evaluates performance of the segments based on EBITDA and income from operations. The accounting policies of the segment are substantially the same as those described in Note 2 Significant Accounting Policies.




                                                                          ANIMAL
                                                          PASTA AND      FEED AND
                                                         OTHER FOOD        OTHER         TOTAL
                                                          PRODUCTS      ACTIVITIES      COMPANY
                                                        ------------   ------------   ----------
   1998
   Total revenue ....................................      71,163         195,144      266,307
   Depreciation and amortization ....................       1,251           4,367        5,618
   EBITDA ...........................................       2,309          11,801       14,110
   Income from operations ...........................       1,058           7,434        8,492
   Identifiable long-term assets (property, plant and
    equipment and intangibles) ......................      12,073          47,927       60,000
   Capital expenditures ............................          850           2,713        3,563
   1997
   Total revenue ....................................      73,125         221,734      294,859
   Depreciation and amortization ....................       1,199           4,119        5,318
   EBITDA ...........................................       2,458           9,791       12,249
   Income from operations ...........................       1,259           5,672        6,931
   Identifiable long-term assets (property, plant and
    equipment and intangibles) ......................      12,983          48,775       61,758
   Capital expenditures .............................       1,060           3,690        4,750
   1996
   Total revenue ....................................      75,854         244,438      320,292
   Depreciation and amortization ....................       1,160           3,892        5,052
   EBITDA ...........................................       3,410          13,089       16,499
   Income from operations ...........................       2,250           9,197       11,447
   Identifiable long-term assets (property, plant and
    equipment and intangibles) ......................      12,957          49,568       62,525
   Capital expenditures .............................       1,560           7,144        8,704

     Export sales by the Company from Italy, all related to pasta and other food products were as follows:




COUNTRY -- REGION                                           1998              1997       1996
------------------                                        --------           --------   --------
   Europe ...........................................       3,256           3,238      2,054
   U.S.A. ...........................................       1,442           2,219      2,739
   Japan ............................................       4,948           5,311      5,562
   Rest of the world ................................       5,532           5,235      5,420
                                                            -----           -----      -----
   Total ............................................      15,178          16,003     15,775
                                                           ======          ======     ======

                                 PETRINI S.P.A.

                        DECEMBER 31, 1998, 1997 AND 1996

            (IN MILLIONS OF ITALIAN LIRE UNLESS OTHERWISE SPECIFIED)

17. VALUATION AND QUALIFYING ACCOUNTS




                                              BALANCE AT      CHARGED TO
                                             BEGINNING OF     COSTS AND                     BALANCE AT
                                                PERIOD         EXPENSES     DEDUCTIONS     END OF PERIOD
                                            --------------   -----------   ------------   --------------
Year ended December 31, 1998:
Allowance for doubtful accounts .........       2,646           1,391          1,351          2,686
                                                =====           =====          =====          =====
Year ended December 31, 1997:
Allowance for doubtful accounts .........       2,633             982            969          2,646
                                                =====           =====          =====          =====
Year ended December 31, 1996:
Allowance for doubtful accounts .........       2,561           1,178          1,105          2,633
                                                =====           =====          =====          =====

18. SUBSEQUENT EVENTS


     In the Company's factories the activities of loading, unloading and cleaning are performed by personnel belonging to workers' co-operatives. Such independent legal entities provide their services to the Company on the basis of specific contracts. In 1999, to limit the risks connected to the eventual future request of the workers to be recognized as employees of the Company, management, under a conservative approach, has underwritten agreements with such personnel, approved by the trade unions, where it is declared that the workers renounce to the request to be recognized as employees for all prior years of service.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Spigadoro and Petrini included elsewhere in this proxy statement/prospectus which give effect to the following:

     o the acquisition of 100% of the outstanding common stock of Petrini by Spigadoro;

     o  the discontinuance of the computer businesses of Spigadoro; and

     o the push-down accounting adjustments relating to the acquisition of 100% of the outstanding common stock of Petrini by Gruppo
        Spigadoro.

     The transaction will be accounted for as a reverse acquisition whereby Spigadoro will be the legal acquirer and Petrini will be the accounting acquirer. The allocation of the push-down accounting adjustments for Petrini and the purchase accounting adjustments for Spigadoro are preliminary. However, Spigadoro does not expect that the final allocations will materially differ from the preliminary allocations set forth herein. The unaudited pro forma condensed consolidated statements of operations give effect to the events described above as if they occurred as of January 1, 1998, and the unaudited pro forma condensed consolidated balance sheet gives effect to the events described above as if they occurred as of September 30, 1999. The events described above and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what Spigadoro's results of operations or financial condition would actually have been had the events described above in fact occurred on such dates or to project Spigadoro's results of operations or financial condition for any future period or date. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of Spigadoro and Petrini included elsewhere in this proxy statement/prospectus and "--Management's Discussion and Analysis of Financial Condition and Results of Operations."

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                       SEPTEMBER 30, 1999 (IN THOUSANDS)


                                                       SPIGADORO       SPIGADORO      SPIGADORO
                                                       HISTORICAL     ADJUSTMENTS    AS ADJUSTED
                                                      ------------ ---------------- -------------
                                                                    (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents ..........................  $    5,102    $     (373)(A)  $    4,729
 Marketable securities ..............................         746                           746
 Securities held for sale ...........................       2,940                         2,940
 Accounts receivable, net ...........................       1,965        (1,965)(A)
 Taxes receivable ...................................
 Deferred income taxes ..............................
 Inventories ........................................       1,713        (1,713)(A)
 Cash to factor .....................................
 Other current assets ...............................         176          (126)(A)          50
                                                       ----------    ----------      ----------
 Total current assets ...............................      12,642        (4,177)          8,465
                                                       ----------    ----------      ----------
Equipment and improvements, net .....................         391          (391)(A)
                                                       ----------    ----------      ----------
Other assets:
 Intangible assets ..................................
 Excess of cost over net assets acquired ............       3,437        (3,437)(A)
 Deferred income taxes ..............................
 Other assets .......................................       1,126        (1,067)(A)          59
 Assets held for disposition ........................                     3,000 (A)       3,000
                                                       ----------    ----------      ----------
 Total other assets .................................       4,563        (1,504)          3,059
                                                       ----------    ----------      ----------
 Total assets .......................................  $   17,596    $   (6,072)     $   11,524
                                                       ==========    ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings ..............................  $      356    $     (356)(A)
 Current portion of long-term debt ..................
 Liability to factor ................................


 Accounts payable and other current liabilities .....       2,861        (2,465)(A)  $      396
                                                       ----------    ----------      ----------
 Total current liabilities ..........................       3,217        (2,821)            396
                                                       ----------    ----------      ----------
Long-term debt, net of current portion ..............
Employee termination indemnities ....................
Other liabilities ...................................          27           (27)(A)
                                                       ----------    ----------      ----------
 Total long-term liabilities ........................          27           (27)
                                                       ----------    ----------      ----------
 Total liabilities ..................................       3,244        (2,848)(A)         396
                                                       ----------    ----------      ----------
Convertible debentures ..............................       2,848                         2,848
                                                       ----------    ----------      ----------
Stockholders' Equity
 Preferred stock ....................................

 Common stock .......................................         101                           101



 Capital in excess of par ...........................      32,595                        32,595
 Step up adjustments ................................
 Accumulated other comprehensive income .............         404                           404
 Treasury stock .....................................      (2,204)                       (2,204)
 Retained earnings (accumulated deficit) ............     (19,392)       (3,224)(A)     (22,616)
                                                       ----------    ----------      ----------
 Total stockholders' equity .........................      11,504        (3,224)          8,280
                                                       ----------    ----------      ----------
 Total liabilities and stockholders' equity .........  $   17,596    $   (6,072)     $   11,524
                                                       ==========    ==========      ==========


                                                         PETRINI       ADJUSTMENTS      PRO FORMA
                                                      ------------ ------------------ ------------
                                                                     (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents ..........................  $      110                       $  4,839
 Marketable securities ..............................                                        746
 Securities held for sale ...........................                                      2,940
 Accounts receivable, net ...........................      35,909                         35,909
 Taxes receivable ...................................       7,207                          7,207
 Deferred income taxes ..............................         532     $      (532)(B)
 Inventories ........................................      12,495                         12,495
 Cash to factor .....................................       4,422                          4,422
 Other current assets ...............................       1,212                          1,262
                                                       ----------     -----------       --------
 Total current assets ...............................      61,887            (532)        69,820
                                                       ----------     -----------       --------
Equipment and improvements, net .....................      26,125          15,380 (B)     41,505
                                                       ----------     -----------       --------
Other assets:
 Intangible assets ..................................       4,253             606 (B)      4,859
 Excess of cost over net assets acquired ............                       5,923 (B)      5,923
 Deferred income taxes ..............................       3,095          (3,095)(B)
 Other assets .......................................       2,652                          2,711
 Assets held for disposition ........................                                      3,000
                                                       ----------     -----------       --------
 Total other assets .................................      10,000           3,434         16,493
                                                       ----------     -----------       --------
 Total assets .......................................  $   98,012     $    18,282       $127,818
                                                       ==========     ===========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings ..............................  $   21,945                       $ 21,945
 Current portion of long-term debt ..................       2,473     $     7,388(D)       9,861
 Liability to factor ................................       4,422                          4,422

                                                                             (183)(E)
 Accounts payable and other current liabilities .....      23,164             600 (E)     23,977
                                                       ----------     -----------       --------
 Total current liabilities ..........................      52,004           7,805         60,205
                                                       ----------     -----------       --------
Long-term debt, net of current portion ..............       7,355          12,115 (D)     19,470
Employee termination indemnities ....................       8,333                          8,333
Other liabilities ...................................       3,709           3,022 (B)      6,731
                                                       ----------     -----------       --------
 Total long-term liabilities ........................      19,397          15,137         34,534
                                                       ----------     -----------       --------
 Total liabilities ..................................      71,401          22,942         94,739
                                                       ----------     -----------       --------
Convertible debentures ..............................                      (2,848)(E)
                                                       ----------     -----------       --------
Stockholders' Equity
 Preferred stock ....................................
                                                                          (21,085)(C)
 Common stock .......................................      21,569              25 (E)        610
                                                                           15,260 (B)
                                                                          (12,878)(C)
                                                                          (19,503)(D)
 Capital in excess of par ...........................       2,781           2,406 (E)     20,661
 Step up adjustments ................................     (11,751)         11,751 (C)
 Accumulated other comprehensive income .............          30            (404)(C)         30
 Treasury stock .....................................                                     (2,204)
 Retained earnings (accumulated deficit) ............      13,982          22,616 (C)     13,982
                                                       ----------     -----------       --------
 Total stockholders' equity .........................      26,611          (1,812)        33,079
                                                       ----------     -----------       --------
 Total liabilities and stockholders' equity .........  $   98,012     $    18,282       $127,818
                                                       ==========     ===========       ========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1999


                                     SPIGADORO        SPIGADORO        SPIGADORO
                                     HISTORICAL      ADJUSTMENTS      AS ADJUSTED    PETRINI      ADJUSTMENTS      PRO FORMA
                                    ------------ ------------------- ------------- ----------- ----------------- ------------
                                                         (IN THOUSANDS EXCEPT FOR PER SHARE INFORMATION)
Net sales .........................   $ 31,164       $  (31,143)(A)     $    21     $103,224                       $103,245
Cost of sales .....................     29,445          (29,445)(A)                   74,214            668 (F)      74,882
                                      --------       ----------         -------     --------      ---------        --------
Gross profit ......................      1,719           (1,698)             21       29,010           (668)         28,363
                                      --------       ----------         -------     --------      ---------        --------
Operating expenses:
 Selling expenses .................      1,825           (1,825)(A)                   19,332                         19,332
 General & administrative
   expenses .......................      1,897           (1,114)(A)         783        5,768            245 (F)       6,796
                                      --------       ----------         -------     --------      ---------        --------
 Total operating expenses .........      3,722           (2,939)            783       25,100            245          26,128
                                      --------       ----------         -------     --------      ---------        --------
Operating income (loss) ...........     (2,003)           1,241            (762)       3,910           (913)          2,235
                                                                                                     (3,440)(E)
                                                                                                        110 (E)
Other income (expense) ............      3,593              (83)(A)       3,510       (1,132)          (728)(G)      (1,680)
                                      --------       ----------         -------     --------      ---------        --------
Income (loss) before
 income taxes .....................      1,590            1,158           2,748        2,778         (1,531)            555
Income taxes (benefit) ............                                                    1,961           (285)(H)       1,676
                                      --------       ----------         -------     --------      ---------        --------
Income (loss) from
 continuing operations ............   $  1,590       $    1,158         $ 2,748     $    817      $  (1,246)       $ (1,121)
                                      ========       ==========         =======     ========      =========        ========
Income per common share --
   basic ..........................   $   0.17                          $  0.29                                    $  (0.02)
                                      ========                          =======                                    ========
     diluted ......................   $   0.16                          $  0.27                                    $  (0.02)
                                      ========                          =======                                    ========
Weighted average number of
   common shares
 outstanding -- basic .............      9,332                            9,332                                      60,150
                                      ========                          =======                                    ========
       diluted ....................     10,614                           10,614                                      60,150
                                      ========                          =======                                    ========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31,1998


                                     SPIGADORO        SPIGADORO        SPIGADORO
                                     HISTORICAL      ADJUSTMENTS      AS ADJUSTED    PETRINI      ADJUSTMENTS     PRO FORMA
                                    ------------ ------------------- ------------- ----------- ---------------- ------------
                                                        (IN THOUSANDS EXCEPT FOR PER SHARE INFORMATION)
Net sales .........................   $ 38,340       $  (38,315)(A)    $     25     $141,127                      $141,152
Cost of sales .....................     35,465          (35,465)(A)                  104,347           891 (F)     105,238
                                      --------       ----------        --------     --------          ----        --------
Gross profit ......................      2,875           (2,850)             25       36,780          (891)         35,914
                                      --------       ----------        --------     --------          ----        --------
Operating expenses:
 Selling expenses .................      2,821           (2,821)(A)                   24,480                        24,480
 General & administrative
   expenses .......................      2,112             (972)(A)    $  1,140        7,800           326 (F)       9,266
                                      --------       ----------        --------     --------          ----        --------
 Total operating expenses .........      4,933           (3,793)          1,140       32,280           326          33,746
                                      --------       ----------        --------     --------          ----        --------
 Operating income (loss) ..........     (2,058)             943          (1,115)       4,500        (1,217)          2,168
                                                                                                        75 (E)
Other income (expense) ............        (97)             (85)(A)        (182)      (2,160)         (971)(G)      (3,238)
                                      --------       ----------        --------     --------        ------        --------
Income (loss) before
 income taxes .....................     (2,155)             858          (1,297)       2,340        (2,113)         (1,070)
Income taxes (benefit) ............       (412)             412 (A)                    1,901          (380)(H)       1,521
                                      --------       ----------        --------     --------        ------        --------
Income (loss) from
 continuing operations ............   $ (1,743)      $      446        $ (1,297)    $    439       $(1,733)       $ (2,591)
                                      ========       ==========        ========     ========       =======        ========
Loss per common share --
 basic and diluted ................   $  (0.19)                        $  (0.14)                                  $  (0.04)
                                      ========                         ========                                   ========
Weighted average number of
 common shares outstanding
 -- basic and diluted .............      9,327                            9,327                                     60,145
                                      ========                         ========                                   ========

                                 SPIGADORO, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS


     Amounts included within the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements are reflected in thousands in order to comply with the presentation of the accompanying Pro Forma Financial Statements.

     (A) The Pro Forma Financial Statements give effect to the proposed discontinuance of the computer businesses of Spigadoro as contemplated in this proxy statement/prospectus in connection with the acquisition of Petrini. The unaudited pro forma condensed consolidated balance sheet reflects the reclassification of the assets and liabilities of the computer businesses to assets held for sale. The amounts recorded have been adjusted to give effect to management's estimate of their net realizable value resulting in an estimated loss on disposal of $3,224,000. The unaudited pro forma condensed consolidated statements of operations reflect the reclassification of the operations of these computer businesses to discontinued operations resulting in a loss from discontinued operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 of $1,158,000 and $446,000, respectively.

     (B) The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed acquisition of Petrini by Spigadoro by combining the historical balance sheet of Petrini and the historical balance sheet of Spigadoro, adjusted for the discontinued operations as mentioned in (A) above and the purchase accounting adjustments in (E) below, at September 30, 1999. The transaction will be accounted for as a reverse acquisition, whereby Petrini will be the accounting acquirer and Spigadoro will be the legal acquirer, using the purchase method of accounting. During September 1998, Gruppo Spigadoro entered into a transaction to acquire 67% of the outstanding common stock of Petrini from Carlo Petrini and received an option to acquire the remaining 33% interest from the bankruptcy receiver of the minority shareholder of Petrini. The option to purchase the remaining 33% will be exercised prior to the consummation of the acquisition by Spigadoro. Since Gruppo Spigadoro will own 100% of Petrini immediately prior to Spigadoro's acquisition, the purchase accounting adjustments are "pushed-down" to Petrini and are included within the pro forma adjustments in the accompanying Pro Forma Financial Statements. The purchase price for Petrini paid by Spigadoro, including cash paid at closing and the issuance of debt, aggregated $44,360,000 and is allocated as follows:


                                                  (IN THOUSANDS)
Cash, notes and common stock issued ..........       $ 44,360
Petrini liabilities assumed ..................         82,073
                                                     --------
                                                     $126,433
                                                     ========

Allocated to assets as follows:


                                                  SEPTEMBER 30, 1998
                                       ----------------------------------------
                                           FMV        HISTORICAL     ADJUSTMENT
                                       -----------   ------------   -----------
                                                    (IN THOUSANDS)
Current assets .....................    $ 68,261       $ 68,793      $   (532)
Equipment and improvements .........      46,645         31,265        15,380
Intangibles ........................       5,935          5,329           606
Other assets .......................       2,691          5,786        (3,095)
Deferred tax liability .............      (3,022)                      (3,022)
Goodwill ...........................       5,923                        5,923
                                        --------       --------      --------
                                        $126,433       $111,173      $ 15,260
                                        ========       ========      ========

     The above adjustment was included in the pro forma condensed consolidated balance sheet in the adjustment column.

                                 SPIGADORO, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (C) The unaudited pro forma condensed consolidated balance sheet was adjusted to reflect the issuance of 48,366,530 shares of Spigadoro common stock to Spigadoro, in exchange for 100% of the outstanding common stock of Petrini. As a result of the reverse acquisition, the unaudited pro forma condensed consolidated balance sheet was adjusted to reflect the historical equity of Petrini. The historical retained earnings of Petrini has been carried forward and the remaining equity accounts of Petrini have been reclassified to reflect the par value of the Spigadoro stock issued with any differences reflected as paid-in capital. In addition, paid-in capital of Petrini has been increased by an amount equal to the excess of cost over book basis of net assets acquired and reduced by the amount of Spigadoro's debt assumed by Spigadoro. The pro forma condensed consolidated balance sheet also reflects the reclassification of Spigadoro's equity accounts exclusive of common stock and treasury stock to paid-in capital.

     (D) In connection with this transaction, Spigadoro assumed certain debt of Gruppo Spigadoro related to its acquisition of Petrini in the amount of $19,503,000 (face value of approximately $20 million), resulting in an increase in liabilities and a decrease in paid-in capital. Certain notes have a stated interest rate of 5% per annum and certain other notes have no stated interest rate and were discounted at an average rate of 5%. The notes require principal payments of $7,388,000 and $12,115,000 for the years ended September 30, 2000 and 2001, respectively.

     (E) The unauidted pro forma condensed consolidated balance sheet reflects Spigadoro's assets at their fair market value and the conversion of the Series A convertible debentures and accrued interest into approximately 2,452,000 shares of common stock which will be completed simultaneously with the acquisition. The unaudited pro forma condensed consolidated statements of operations reflect the elimination of the $3,440,000 gain realized by Spigadoro on the sale of intellectual property during the nine months ended September 30, 1999 to give effect to the adjustment of Spigadoro's assets to their fair value as of January 1, 1998. The unaudited pro forma condensed consolidated statements of operations also reflects the elimination of interest related to the convertible debentures for the nine months ended September 30, 1999 and the year ended December 31, 1998 of $110,000 and $75,000 respectively. In addition, Spigadoro recorded an accrual of $600,000 relating to estimated costs to be incurred in the proposed Petrini acquisition which has been charged to paid-in capital.

     (F) The purchase accounting for the acquisition of Petrini by Gruppo Spigadoro resulted in an increase in the basis of equipment and improvements of $15,380,000 and trademarks of $606,000 as well as the recording of $5,923,000 of goodwill. The increase in the basis of assets acquired is being depreciated and amortized over the estimated useful lives ranging from 10 to 33 years. The goodwill is being amortized over twenty years. The unaudited pro forma condensed consolidated statements of operations reflect depreciation and amortization expense recorded in cost of sales and general and administrative expenses for the nine months ended September 30, 1999 and the year ended December 31, 1998 of $668,000 and $891,000, respectively, and $245,000 and $326,000 respectively.

     (G) Interest expense in the unaudited pro forma condensed consolidated statements of operations, has been adjusted to reflect the increase in interest relating to the debt assumed in the acquisition as if it occurred on January 1, 1998. The amount of interest expense recorded for the nine months ended September 30, 1999 and the year ended December 31, 1998 was $728,000 and $971,000, respectively.

     (H) Income taxes (benefit) in the pro forma condensed consolidated statements of operations have been adjusted to reflect the tax effect of the pro forma adjustments relating to the additional depreciation and amortization on purchase accounting adjustments made to fixed assets and trademarks using the Company's effective tax rate of 41.25%.